Resonant Inc. Names Major Shareholder
and CEO of Park City Capital Michael Fox to Board

GOLETA, Calif.-February 18, 2016 -- Resonant Inc. (NASDAQ: RESN), a late-stage development company creating innovative filter designs for radio frequency front-ends (RFFEs) for the mobile device industry, today announced it has added Michael Fox, age 38, to its Board of Directors, bringing the number of independent Board members to five and the total number of Board members to seven.

Mr. Fox is the Founder and Chief Executive Officer of Park City Capital, LLC, a value-oriented investment management firm he founded in June 2008. From 2000 to 2008, Mr. Fox worked at J.P. Morgan Securities, where he served as a Senior Analyst and Vice President and head of the Equity Research Group that covered the business services industry. Mr. Fox also serves on the board of directors of AdCare Health Systems, Inc. He received his Bachelor of Business Administration degree from Texas Christian University.

Mr. Fox stated, “I believe Resonant is on the verge of commercialization and is uniquely positioned to capitalize on the significant growth and increasing complexity of the RF Front End. I am excited to join the Board to provide a shareholder perspective and to help the Company create sustainable value for all shareholders.”

Chief Executive Officer and Co-Founder Terry Lingren, added, “Michael’s expertise and background in the financial and equity markets, coupled with Park City Capital’s significant financial stake in our company, will enable him to provide our board of directors and management with valuable perspectives on executing strategies to advance our corporate vision and to enhance shareholder value.”

About Resonant Inc.
Resonant is a late-stage development company creating innovative filter designs for the RF front-end for the mobile device industry. The RFFE is the circuitry in a mobile device responsible for analog signal processing and is located between the device’s antenna and its digital baseband. Filters are a critical component of the RFFE that selects the desired radio frequency signals and rejects unwanted signals.

Resonant has developed and patented a fundamentally new method of designing RF filters it calls Infinite Synthesized Networks™ (ISN™). Utilizing tools built using ISN as applied by its highly experienced team of developers, the Company can improve Surface Acoustic Wave (SAW) filters to work in difficult, Bulk Acoustic Wave (BAW) bands with performance that is competitive with best in class products that exist on the market today. Of late, the Company is also addressing the need for more complex products, including quadplexers and higher-order multiplexers.  Resonant is also developing a filter design that are reconfigurable, or will tune, to multiple bands and replace several existing filters while significantly reducing the overall size and cost of the RFFE.  For more information, please visit www.resonant.com.

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements concerning the timing for commercialization and the competitiveness of Resonant’s designs. Forward-looking statements are made as of the date of this release and are inherently subject to risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including, without limitation, the following: Resonant’s ability to complete designs that meet customer specifications; the ability of its customers (or their manufacturers) to fabricate Resonant’s designs in commercial quantities; dependence on a small number of customers; the ability of Resonant’s designs to significantly lower costs compared to other designs and solutions; the risk that the intense competition and rapid technological change in its industry renders Resonant’s designs less useful or obsolete;; and general market, economic and business conditions. Additional factors that could cause actual results to differ materially from those anticipated by Resonant’s forward-looking statements are under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Resonant’s most recent Annual Report (Form 10-K) or Quarterly Report (Form 10-Q) filed with the Securities and Exchange Commission. Forward-looking statements are made as of the date of this release, and Resonant expressly disclaims any obligation or undertaking to update forward-looking statements.

# # #
IR Contacts:
Resonant
Ina McGuinness
1-805-308-9488
IR@resonant.com

MZ North America
Matt Hayden
1-949-259-4986
matt.hayden@mzgroup.us